Exhibit 23.3

December 1, 2017 AppraisalFirst 1444 Biscayne Blvd. Suite 211 Miami, FL 33132 Mr. Danny Llorente Chief Lending Officer Korth Direct Mortgage, LLC Mr. Llorente:We recently completed appraisals for you at 445 SW 78 Pl, 7992 SW 4 St, & 8400 Grand Canal Drive in Miami, FL. I hereby consent to the quotation and summarization of my appraisals of the properties in Registration Statement Form S-1 of Korth Direct Mortgage LLC. Sincerely, William K Griffith, SRA AppraisalFirst, LLC